ANNEX A


                             ARTICLES OF ASSOCIATION
                                OF MOBIL ROM S.A.

                                ----------------

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ARTICLES OF ASSOCIATION
                                                                              2.

                                TABLE OF CONTENTS


ARTICLE 1           Corporate Name
ARTICLE 2           Legal Form
ARTICLE 3           Registered Office
ARTICLE 4           Duration
ARTICLE 5           Objects
ARTICLE 6           Share Capital
ARTICLE 7           Form of the Shares
ARTICLE 8           Rights and Obligations attached to the Shares
ARTICLE 9           Changes to Share Capital
ARTICLE 10          Transfer of Shares
ARTICLE 11          Governing Bodies of the Company
ARTICLE 12          General Meeting of Shareholders
ARTICLE 13 General Meetings of Shareholders - Conditions of Attendance-Quorum - Right of Vote
ARTICLE 14          Board of Directors
ARTICLE 15          Financial Year
ARTICLE 16          Allocation and Distribution of Profits
ARTICLE 17          Accounting
ARTICLE 18          Auditors
ARTICLE 19          Dissolution
ARTICLE 20          Notices
ARTICLE 21          Arbitration
ARTICLE 22          Registration of the Company


                                      ANNEX

ANNEX 1             Company's Logo  (Article 1)
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ARTICLES OF ASSOCIATION
                                                                              3.

                                    CHAPTER I
                  COMPANY NAME, LEGAL FORM, REGISTERED OFFICE,
                              DURATION AND OBJECTS


ARTICLE 1 - CORPORATE NAME

The company's name shall be Mobil Rom. The company shall also use the logo described in Annex 1 to these Articles of Association.

In all invoices, announcements, publications and other documents issued by the company, the company's name will be followed by the words "joint stock company" (in Romanian) or the initials S.A., with a statement of the subscribed and paid up share capital as shown in the most recently approved balance sheet, the number under which the company is registered at the commercial registry and the address of the company's registered office.


ARTICLE 2 - LEGAL FORM

The company is set up as a Romanian joint stock company governed by article 8 and the other relevant articles of law no. 31/1990, law no. 35/1991 as modified by law no. 57/93, the provisions of the Company Agreement and those set out in these Articles.

The company's legal form may be changed by a resolution of the General Meeting of shareholders, in accordance with the requirements set out below regarding quorum and majority.

The company shall be liable for its obligations to the extent of its assets.

The liability of the shareholders is limited to their contributions to the capital of the company required by the Company Agreement and these Articles of Association. They shall not have any liability whatsoever for the debts or obligations of the company, unless they have not paid up their shares in full and then only to the extent of the unpaid amount.

The company shall not have any liability for the debts or obligations of the shareholders.


ARTICLE 3 - REGISTERED OFFICE

The registered office of the company is situated at Calea Dorobantilor 7, Sector 1, Hotel Dorobanti, Bucharest, Romania.

It may be transferred to any other address in Romania by resolution of the General Meeting of shareholders in accordance with Romanian law.
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ARTICLES OF ASSOCIATION
                                                                              4.


The company may open branches, branch offices, agencies, shops, plants and warehouses anywhere in Romania, subject to the provisions of Romanian law and to a decision of the General Meeting.


ARTICLE 4 - DURATION

The company is created for an indefinite period and may be dissolved in the cases provided for by law or as described in Article 19 of these Articles of Association.


ARTICLE 5 - OBJECTS

The objects of the company shall be:

(a) to design, build, finance, operate and maintain a GSM cellular network in Romania;

(b) to commercialise and provide cellular mobile telecommunications services in Romania together with any other type of telecommunications or telecommunications related services;

(c) to buy and/or import all relevant equipment (telecommunication, electromechanical, transmission, computer, etc.), supplies and spare parts to (i) set up, operate and maintain the GSM network in Romania and (ii) provide any other type of telecommunications or telecommunications related services in Romania;

(d) to import and trade in all types of telecommunications equipment, supplies and spare parts and related services in Romania;

(e) to engage in any kind of contract with Romanian or foreign companies or individuals for (i) the provision and import, as the case may be, of know-how, management services and technology and (ii) the assignment and supply of personnel to the company;

(f) to enter into contracts in relation to the acquisition or disposal or occupation or use of space, land, offices and sites in relation to the carrying out of the above activities;

(g) generally to engage in all types of investment in the telecommunications field; and

(h) to engage in such other activities as are incidental to or necessary for the activities described above.


                                   CHAPTER II
                             SHARE CAPITAL - SHARES


ARTICLE 6 - SHARE CAPITAL

Final amount of share capital in Lei (equivalent of US $120,000,000) to be determined according to the Lei/US $ exchange rate on the date of certification of the articles which shall occur only between the date of the official announcement of the award of the Licence to the consortium and the date that is 15 days later

6.1 The company's subscribed share capital is of Lei [_________], the shareholders agreeing that, as at the date of signature of these Articles, this is equivalent in Lei of
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ARTICLES OF ASSOCIATION
                                                                              5.


     US $120 million, (applying an exchange rate of [________ rate published by the Central Bank of Romania on the date of signature of the Articles of Association before a public notary, which shall occur not less that 15 days following the official announcement by the Ministry of the award of the Licence to the company _____]. The share capital is to be paid up in cash, unless otherwise agreed between the shareholders in which case the value of any contribution in kind shall be determined by the constitutive General Meeting in accordance with Article 21 of law no 31/1990.

     30% of the company's share capital has been paid up by the shareholders on _____ [date not to be later than 15 days following the official announcement by the Ministry of the award of the Licence to the company], the Romanian shareholders having paid their contribution in Lei and the foreign shareholder having paid its contribution in US dollars. The unpaid portion of the share capital shall be paid up by the shareholders within 15 days of the request therefor from the Board of Directors, in accordance with the dates set forth in the business plan of the company.

     The total share capital is divided into 12,000 registered shares, each having a nominal value of Lei [_____ to be calculated dividing the capital in Lei by 12,0O0_____].

     The company's shares have been subscribed and partially paid up on the date of signature of these Articles, as follows:

     1. France Telecom Mobiles International [______ or Substituted Entity pursuant to Clause 3.2 of the General Agreement _____]: 6,120 shares representing 51% of the company's share capital, and having a total nominal value of Lei [000000] being the equivalent, as at the date hereof, of US $61,200,000 (sixty one million two hundred thousand US Dollars), (applying the exchange rate referred to above) and of which 30% or US $20,400,000 (twenty million four hundred thousand US Dollars) has been paid up in cash;

     2. Tomen Telecom Project (Romania) Co Srl.: 720 shares representing 6% of the company's share capital and having a total nominal value of Lei [000000], and of which 30% or Lei [000000] has been paid up in cash;

     3. Alcatel Network Systems Romania SA: 360 shares representing 3% of the company's share capital and having a total nominal value of Lei [000000], and of which 30% or Lei [000000] has been paid up in cash; and

     4. MBL Computers Srl.: 600 shares representing 5% of the company's share capital and having a total nominal value of Lei [000000], and of which 30% or Lei [000000] has been paid up in cash;

     5 Radcom Srl.: 600 shares representing 5% of the company's share capital and having a total nominal value of Lei [000000], and of which 30% or Lei [000000] has been paid up in cash;

     6 MEDIACOM 95 Srl.: 2,400 shares representing 20% of the company's share capital and having a total nominal value of Lei [000000], and of which 30% or Lei [000000] has been paid up in cash; and

     7. Unimedia Srl: 1,200 shares representing 10% of the company's share capital and having a total nominal value of Lei [000000], and of which 30% or Lei [000000] been paid up in cash.
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ARTICLES OF ASSOCIATION
                                                                              6.

6.2 Contributions of the shareholders have been deposited on the account opened, in the name of the company, in the books of Societe Generale, Bucharest.


ARTICLE 7 - FORM OF THE SHARES

The shares are equal and indivisible.

The shares issued by the company are registered shares. A resolution of the General Meeting of shareholders may decide to transform some or all of the registered shares into bearer shares.

Shares shall be recorded in the share register in accordance with applicable laws and regulations.


ARTICLE 8 - RIGHTS AND OBLIGATIONS ATTACHED TO THE SHARES

Each share confers on its holder an equal right to the profits of the company and to all assets held by the company.

Each share entitles its holder to one vote in all votes and deliberations of the General Meeting of shareholders, subject to the provisions of Article 67 of law no 31/1990.

The rights and obligations conferred by shares are transferred to all new holders thereof provided the transfer has been made in accordance with Romanian law, the Company Agreement (as amended from time to time) and these Articles of Association. The holding of a share implies the obligation to abide by the terms of the Company Agreement (as amended from time to time) and these Articles of Association.


ARTICLE 9 - CHANGES TO SHARE CAPITAL

9.1  Increase in capital

     The share capital may be increased through any means authorised by Romanian law, pursuant to a decision of the General Meeting.

     If a capital increase is to be carried out in whole or in part by way of contributions in kind, the resolution of the General Meeting in respect of the capital increase, and also the related amendments to the Company Agreement and to these Articles, shall all include a description of the contribution in kind, the name of the contributor and the number of shares issued.

     Any decision to increase the capital of the company shall be published in the Monitorul Official.

     Each shareholder shall have a preferential right of subscription to all capital increases, in proportion to its shareholding in the company at the time of such
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ARTICLES OF ASSOCIATION
                                                                               7

     increase. The shareholders shall have, from the date of publication of the decision to increase, a period of one month to exercise such preferential subscription right. After this period, the shares may be offered to the public.

9.2  Decrease in capital

     The capital may also be reduced pursuant to a decision of the General Meeting for any reason and in any manner whatsoever, provided that the conditions for the amendment of the Company Agreement and these Articles of Association are complied with. However such reduction shall not in any circumstances affect the principle of equality among the shareholders.

     Any decrease in the share capital of the company shall become effective two
     (2) months after the publication in the Monitorul Official of the decision of the General Meeting. The decision shall comply with legal requirements regarding minimum capital and shall set out both the reasons for the decrease and the manner in which it is to be effected.


ARTICLE 10 - TRANSFER OF SHARES

No shareholder shall effect any transfer, assignment or other disposal of all or any part of its shareholding in the company ("Transfer(s)"), except in accordance with the following provisions of this Article 10.

10.1 Approval of the General Meeting of shareholders

     Until the third anniversary of the date of registration of the company at the commercial registry, any proposed Transfer of shares in the company shall be subject to the prior approval of the shareholders in General Meeting. If any such transfer is approved by the General Meeting of shareholders, the procedure described in Article 10.2 below shall apply.

10.2 Transfer Procedure

     Any proposed Transfer of shares in the company (whether during or after the 3 year period mentioned in Article 10.1 above) shall give rise to a right of pre-emption in favour of the other shareholder(s) pro rata to their respective shareholdings.

     (a)  Notice of Intention to Transfer

          Any shareholder wishing to transfer all or part of its shareholding (the "Proposing Shareholder") shall send a notice to that effect to the Executive Manager and to the Board of Directors. Such notice shall set out details of the shares it proposes to transfer (the "Transfer Shares"), the identity of the proposed buyer (the "Buyer"), plus a deed from the Buyer in a form satisfactory to the Board of Directors undertaking to adhere to the Company Agreement.

          If the General Meeting has approved the proposed Transfer under the provisions of Article 10.1 or if such approval is not required, the Board of Directors shall appoint an international firm of auditors present in Bucharest
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ARTICLES OF ASSOCIATION
                                                                              8.


          to determine the fair market value of the Transfer Shares for the purposes of the operation of the pre-emption provisions. Such a firm shall act as expert and not as an arbitrator and its fees and expenses shall be borne by the Proposing Shareholder. Following the expert's appointment, the Board of Directors shall send the shareholders copy of the Proposing Shareholder's notice and inform them of such appointment.

     (b)  Notice of Proposed Transfer

          Within 30 days of receipt of the expert's evaluation of the Transfer Shares, the Executive Manager shall send the shareholder(s) (including the Buyer, if the Buyer is a shareholder) a notice (the "Notice"), with copy to the Proposing Shareholder, setting out the fair market value per Transfer Share as determined by the expert, and the number of Transfer Shares to which each shareholder shall be entitled if all the shareholders exercise their pre-emption rights.

     (c)  Notice of Exercise

          Each shareholder shall have 30 days from receipt of the Notice to inform the Executive Manager of whether it intends to exercise its pre- emption right and the maximum number of Transfer Shares which it would be prepared to purchase. Any shareholder who fails to reply within such 30 day period shall be deemed to have waived the exercise of its pre-emption right in respect of the Transfer Shares.

     (d)  Transfer to Buyer

          If the total number of Transfer Shares which the shareholders are willing to purchase is less than the number of Transfer Shares, the Proposing Shareholder shall be entitled to proceed with the Transfer to the Buyer strictly in accordance with the terms notified to the General Meeting provided that such Transfer occurs within 60 days of the Notice.

     (e)  Pre-emption

          Where the total number of Transfer Shares which the shareholders are willing to purchase is equal to or less than the number of Transfer Shares, the Proposing Shareholder shall transfer the Transfer Shares to the shareholders exercising their pre-emption right at the price determined by the expert pursuant to Article 10.2.a above; provided that:

          (i) where the total number of Transfer Shares which the shareholders are willing to purchase is greater than the number of Transfer Shares, the Transfer Shares shall be transferred to them pro rata their existing shareholdings, subject to any maximum number of Transfer Shares indicated by any of them; and

          (ii) where the operation of these pre-emption provisions would result in the number of shareholders falling below the minimum required under Romanian law, one of the Transfer Shares shall be transferred to a Director appointed on the nomination of one of the shareholders exercising its pre-emption right, it being agreed that such share shall
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ARTICLES OF ASSOCIATION
                                                                               9


               be deemed to be held by such shareholder when calculating the percentage of shares held by such shareholder for the purposes of the operation of Article 14.2.

          The Transfer shall take place at a date to be determined by the Executive Manager within 60 days of the Notice. All transfer and stamp duties in relation to the Transfer to the shareholders shall be borne by the purchasing shareholders.

10.3 Transfer to Affiliate

     A Transfer by a shareholder of all or part of its interest in the company to an Affiliate shall not be subject to the restrictions set out in Articles 10.1 and 10.2 above provided that:

     (a) such shareholder gives the other shareholders prior written notice of the planned Transfer, such notice to include a commitment by the shareholder to retain control of the legal entity to which it transfers its shares, and stating that (without prejudice to the above) in the event of the loss of such control, the substitution of the Affiliate shall automatically cease to have effect from the date of such loss of control. The shareholder shall also undertake in such notice to inform the other shareholders forthwith upon any such loss of control;

     (b) with such notice, the transferring shareholder shall provide the Company and the other shareholders with the original of a deed executed by the proposed Affiliate transferee in which it undertakes that, should the Transfer be allowed to proceed, it will (i) be bound by the same obligations as those binding upon the transferring shareholder pursuant to the Company Agreement and these Articles of Association, and (ii) at its own cost, secure all official approvals necessary for the Transfer to proceed;

     (c) the transferring shareholder shall also undertake to be jointly and severally liable with the Affiliate transferee for the performance of its obligations under the Company Agreement and these Articles of Association; and

     (d) the transferring shareholder shall provide satisfactory evidence to the other shareholders that the proposed transferee is its Affiliate.

     Any such Affiliate transferee which subsequently ceases to be an Affiliate of the transferring shareholder shall transfer back such transferred shares. The other shareholders shall not have any pre-emptive rights in respect of any such Transfer by a former Affiliate transferee of its shares in the company back to the shareholder having transferred such interest to it.

     For the purposes of these Articles of Association, "Affiliate" means, in relation to any person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such person. For the purposes of this definition and of this Article, the term "control" as applied to any person means the possession, directly or indirectly, of any of the
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ARTICLES OF ASSOCIATION
                                                                             10.


     following: (i) ownership of more than half of the capital or business assets, or (ii) the power to exercise more than half of the voting rights, or (iii) the power to appoint more than half of the members of the administrative board or bodies legally representing such person.

10.4 Transfer to Original Shareholder

     A Transfer by a shareholder of all or part of its interest in the company to one of the founding shareholders of the company shall not be subject to the restrictions set out in Articles 10.1 and 10.2 above provided that:

     (a) the transferring shareholder gives the other shareholders prior written notice of the Transfer; and

     (b) with such notice, the transferring shareholder shall provide the company and the other shareholders with the original of a deed executed by the founding shareholder transferee in which it undertakes, at its own cost, to secure all official approvals necessary for the Transfer to proceed.

10.5 Invalid Transfer

     In the event that any shareholder effects a Transfer otherwise than in accordance with Article 10 or, where applicable, does not fulfil the requirements laid down in Article 10.3 above, the rights attached to the shares in question shall be suspended until such time as the breach has been remedied.


                                   CHAPTER III
                 GOVERNING BODIES AND MANAGEMENT OF THE COMPANY

ARTICLE 11 - GOVERNING BODIES OF THE COMPANY

The governing bodies of the company shall be the General Meeting of shareholders and the Board of Directors.


ARTICLE 12 - GENERAL MEETING OF SHAREHOLDERS

12.1 The highest governing body of the company shall be the General Meeting of shareholders, which shall consist of the shareholders or their representatives.

     Each share held by a shareholder shall carry one vote subject to the provisions of Article 10.4 above and to the timely payment of the unpaid portion of the shares.

     The will of the shareholders shall be expressed by decisions of the General Meeting which shall be binding on all shareholders, irrespective of whether they were absent dissenting or incapacitated.
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ARTICLES OF ASSOCIATION
                                                                             11.

12.2 General Meetings of shareholders may be ordinary ("Ordinary General Meetings") or extraordinary ("Extraordinary General Meetings").

12.3 The Ordinary General Meeting shall be held at least once a year, within 3 months of the end of the company's financial year. The Ordinary General Meeting shall have the following powers.

     (a) to discuss, approve or modify the company's balance sheet and annual profit and loss accounts, after hearing the Board of Directors' and auditors' reports;

     (b)  distribution of profits and coverage of losses;

     (c) appointment of members of the Board of Directors, subject to the provisions of Article 14 below;

     (d)  removal from office of any member of the Board of Directors;

     (e) appointment, dismissal and determination of the conditions of remuneration of the auditors of the company;

     (f)  assessment of the company's management;

     (g) to decide on the annual budget and the policy and development plans and programs for the financial year;

     (h) to decide on any material change to the Business Plan of the company in respect of the Licence, which, as a result, increases the amount of the "investment" (see "cash flow statement after financing" section of the Business Plan) or "total operating expenses" estimated amounts by more than 3 per cent over the next 3 years;

     (i) decision on the pledge, mortgage, lease or closing down of any business unit of the company;

     (j) decision on the incurring by the company of a debt in excess of US $ one (1) million or its equivalent in any other currency; and

     (k) approval of any contracting obligation on behalf of the company the value of which exceeds US $ one (1) million or its equivalent in any other currency.

     Ordinary General Meetings shall be convened by the Chairman of the Board of Directors or the Executive Manager.

12.4 Extraordinary General Meetings shall be held whenever the Board of Directors or the Executive Manager deems it appropriate or if requested (i) by the auditors of the company or (ii) by one or several shareholders representing at least ten per cent (10%) of the capital of the company or
     (iii) by a Director pursuant to Article 14.2.

     Extraordinary General Meetings are convened by the Chairman of the Board of Directors, the Executive Manager or by any person or persons entitled to request an Extraordinary General Meeting pursuant to this Article 12.4.

     Resolutions on any subject may be considered at Extraordinary General Meetings. However decisions on the following matters shall be taken exclusively at Extraordinary General Meetings.

     (a) amendments to the Company Agreement or to the Articles of Association of the company;

     (b)  increase or decrease in the share capital of the company;
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ARTICLES OF ASSOCIATION
                                                                             12.

     (c) approval of any transfer of shares during the first 3 years following the date of registration of the company in the commercial register;

     (d)  acquisitions of companies by purchase of assets or shares;

     (e) any event of merger of the company, its amalgamation, sale of substantially all its assets and winding-up or dissolution of the company;

     (f) approval of the conclusion of any contract between the company and any shareholder holding at least 5% of the company's share capital, an Affiliate of any such shareholder or an employee, manager, director or shareholder of any such shareholder;

     (g) approval of the signature of the GSM telecommunications licence agreement to be entered into with the Ministry of Telecommunications and any material amendment thereof;

     (h) approval of the signature of the interconnection agreement to be entered between the company and Rom Telecom in relation to the interconnection of the Company's network and the fixed network operated by Rom Telecom; and

     (i) any other matter entrusted to the competence of the Extraordinary General Meeting.

12.5 Written notice of any General Meeting shall be sent to all the shareholders at least fifteen (15) days prior to the date on which the meeting is scheduled. It shall be sent by registered letter or by facsimile (with confirmation by mail) to the address appearing in the share register.

     All notices of General Meetings shall contain the agenda for the meeting, together with draft resolutions relating to any amendment to the Company Agreement and the Articles of Association in the event that such amendment is put on the agenda of the General Meeting. The notice shall also specify the time, date and place of the meeting.

12.6 General Meetings shall be held at the registered office of the company or at such other place as may be specified in the notice of the meeting and agreed beforehand by the shareholders.

12.7 Any decision required or permitted to be taken at a General Meeting of shareholders may be taken by a written resolution signed by all the shareholders of the company and such resolution shall be valid and binding on the shareholders and the company notwithstanding the fact that such resolution may have been signed at different times or places or that such resolution may be set forth on more than one instrument.


ARTICLE 13 - GENERAL MEETINGS OF SHAREHOLDERS - CONDITIONS OF
               ATTENDANCE - QUORUM - RIGHT OF VOTE

13.1 Shareholders shall be entitled to vote at the General Meeting of shareholders only if they have been registered in the share register of the company.

13.2 Decisions of the Ordinary General Meeting are validly made if adopted at General Meetings reaching the quorums and with the majorities specified in
     Article 74 of law
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ARTICLES OF ASSOCIATION
                                                                             13.


     no 31/1990, except that decisions specified in paragraphs (d), (h), and (i) of Article 12.3 are passed by a vote in favour of at least 75% of the share capital present or represented at the General Meeting.

13.3 Decisions of the Extraordinary General Meeting are validly made if adopted at General Meetings reaching the quorums and with the majorities specified in Article 76 of the law no 31/1990, except that

     (a) decisions specified in paragraphs (a) to (f) of Article 12.4 above are passed by a vote in favour of at least 75% of the share capital present or represented at the General Meeting; and

     (b) decisions specified in paragraphs (g) and (h) of Article 12.4 above are passed by a vote in favour of at least 90% of the share capital present or represented at the General Meeting.

13.4 General Meetings shall be chaired by the Chairman of the Board of Directors or in his absence by any member of the Board of Directors.

13.5 A shareholder may be represented by another shareholder at a General Meeting, provided that such other shareholder has been appointed as proxy by a written instrument.

13.6 Minutes of the deliberations of the General Meeting shall be drawn up and shall include the information required by Romanian law. The minutes shall be drawn up and signed by the chairman of the General Meeting and the Executive Manager or by any two members of the Board of Directors specifically appointed by the Board of Directors. Copies of or extracts from these minutes may be certified as true copies by the Executive Manager.

     In the absence of an attendance sheet, the signatures of all the shareholders present shall be entered on the minutes.


ARTICLE 14 - BOARD OF DIRECTORS

14.1 The company shall be managed by a Board of Directors consisting of seven
     (7) members appointed for a two (2) year term, by the General Meeting. The shareholders shall exercise their votes in General Meetings in such manner that at all times:

     (a) during such time as Unimedia Srl holds at least 10% of the company's paid-up share capital, one Directors shall be a candidate nominated by Unimedia;

     (b) during such time as Mediacom 95 Srl holds at least 20% of the company's paid-up share capital, two Directors shall be candidates nominated by Mediacom; and

     (c)  during such time as FTMI [___ or Substituted Entity pursuant to Clause
          3.2 of the General Agreement ___] holds over 50% of the company's paid-up share capital, four Directors shall be candidates nominated by FTMI.
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ARTICLES OF ASSOCIATION
                                                                             14.

     Directors shall be individuals, and need not be either Romanian nationals or shareholders of the company. Directors may be re-elected. A Director may be removed from office at any time and for any reason, by resolution of the General Meeting.

     The first Board of Directors shall be as stated in the Company Agreement.

     In the event of any vacancy on the Board of Directors, a General Meeting of shareholders shall be convened to appoint the missing member.

14.2 Meetings of the Board of Directors may be convened by any Director at least once each month.

     The Directors shall usually be given at least 21 days' notice of each Board meeting but, where three Directors, nominated by at least two different shareholders, agree on reasonable grounds that it is urgent that the Board be convened on shorter notice, 7 days' prior notice shall be sufficient. In such case, the Directors convening the meeting shall use their best efforts to notify the other Directors by telephone or by facsimile and shall state in their notice why they consider the shorter notice to be justified. A Board meeting shall not be deemed to have been duly convened unless notice thereof has been sent to the Executive Manager.

     No business shall be transacted at any Board meeting unless a quorum of Directors is present. On the first convening of a meeting, the quorum shall be 5 Directors. Where a quorum is not present at a duly convened Board meeting, all the Directors shall forthwith be notified by facsimile and mail that the meeting shall be postponed to the same time and place 7 days later. At such adjourned Board meeting, the quorum shall be 4 Directors.

     Meetings of the Board shall be chaired by a Chairman to be elected by the Directors.

     Decisions of the Board of Directors shall be adopted by simple majority of the aggregate number of Directors. However, decisions for the confirmation of the appointment by the Executive Manager of any senior officer of the company having the position of manager shall require a vote in favour of 5 Directors.

     In the event that the Board of Directors is unable to reach a decision on any matter considered as urgent or important by any member of the Board, such member may convene an Extraordinary General Meeting to resolve the issue.

14.3 The Board of Directors is in charge of the general management of the company. To this effect, the Board of Directors shall carry out all acts necessary for this management within the limits of the company's objects and subject to those powers expressly reserved by Romanian law to the General Meeting.

     The main powers of the Board of Directors are as follows

     - to observe and cause the implementation of the resolutions of the General Meeting of shareholders;
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ARTICLES OF ASSOCIATION
                                                                             15.

     - to appoint the Executive Manager who shall be in charge of the operations of the company and its day to day management;

     - to confirm the appointment by the Executive Manager of any senior officer of the company having the position of manager;

     -    to review and supervise the activities of the company;

     - to decide on the company's policies and strategies in accordance with resolutions of the General Meeting of shareholders;

     - to authorise the execution by the company of any contract involving the assumption by the company of any obligation whose value exceeds US $ one hundred thousand (US Dollars 100,000) or its equivalent in any other currency;

     -    to decide on any other matters, in accordance with Romanian law.

     The Board of Directors shall have the right to delegate part of its powers. Any delegation of powers given to a person other than a Director, the Executive Manager or a manager of the company, shall be (i) limited to specified acts or activities and (ii) for a limited period of time not to exceed 12 months.

14.4 The operations of the company and its day to day management shall be entrusted to an Executive Manager appointed by the Board of Director on the proposal of FTMI.

     The Executive Manager is not a Director of the company but is entitled to attend, as an observer, all meetings of the Board of Directors. The Executive Manager is under the supervision of the Board of Directors to which he shall report regularly.

     The Executive Manager is authorised to represent the company vis-a-vis third parties but only within the limits set by the Board of Directors. For the avoidance of doubt, the Board of Directors shall not be entitled to delegate to the Executive Manager any powers going beyond the limits on the Board's powers.

     The Chairman of the Board of Directors or two Directors acting jointly may also represent the company vis-a-vis third parties but only if and to the extent specifically authorised to do so by a decision of the Board of Directors.

14.5 The Executive Manager may delegate part of his powers to the managers of the company (technical, financial, administrative and commercial managers) or to any other employee of the company. It is agreed that (i) each shareholder shall be entitled to propose experienced candidates for the different positions of manager and (ii) the Financial Manager and the Technical Manager shall be selected amongst candidates proposed by FTMI. However such delegation and appointment shall be ratified by the Board of Directors.

14.6 The employment conditions and the remuneration of the Executive Manager and the managers will be specified in an employment contract to be entered into by the company and the relevant manager. The terms and conditions of such employment contracts shall be approved by the Board of Directors.
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ARTICLES OF ASSOCIATION
                                                                             16.

                                   CHAPTER IV
          FINANCIAL YEAR - DIVIDENDS - ACCOUNTANCY AND COMPANY'S AUDIT


ARTICLE 15 - FINANCIAL YEAR

The company's financial year shall run from 1 January to 31 December each year.

As an exception, the first financial year shall begin from the registration of the company at the Commercial Registry and shall end on the following 31 December.


ARTICLE 16 - ALLOCATION AND DISTRIBUTION OF PROFITS

16.1 The profit and loss statement summarising the profits and expenditure of the financial year shall show the profits of the financial year, after deduction of depreciation and reserves.

     At least five per cent (5%) of the profit of each financial year, (minus previous losses carried forward) shall be put into the legal reserve fund except that this shall cease to be mandatory once the monies in such reserve fund amount to at least one fifth of the share capital. If for any reason the amounts in the reserve fund at any time fall below one fifth of the share capital, further contributions to the reserve fund shall be made in accordance with the above.

     The distributable profit shall consist of the profit of the financial year, plus the profit carried forward, minus any previous losses and sums allocated to reserves pursuant to Romanian law, the Company Agreement and these Articles of Association.

16.2 The General Meeting of shareholders shall decide either the distribution of the net profit as dividends to the shareholders in proportion to their shareholdings, or its retention for use in the company's activity and investments. Payment of the dividends to the shareholders shall occur not later than 3 months after the date of the General Meeting having decided the distribution of dividends, subject to any other resolution of the General Meeting of shareholders.

16.3 The Chairman of the Board of Directors shall register a copy of the company's balance sheet and profit and loss account with the commercial registry and the Internal Revenue Authority, along with the Board of Directors' report, the auditors' report and the decision of the General Meeting.


ARTICLE 17 - ACCOUNTING

17.1 Reports and Budget

     The Board of Directors shall prepare quarterly reports to keep the shareholders informed of the activities of the Company during the previous quarter These reports shall contain all relevant information and data concerning the situation of the

ARTICLES OF ASSOCIATION
                                                                             17.


     Company and its activities such as turnover, gross profit, operating profit, ordinary net profit, investments, capital employment and cash flow together with such other information as the General Meeting of the shareholders may require.

     The Board of Directors shall prepare an accounting report every semester in Lei and in US Dollars.

     The Board of Directors shall prepare the annual budget in Lei and in US Dollars to be approved by the General Meeting of the shareholders.

17.2 Accounting standards

     The company's books of account shall comply in all respects with the requirements of Romanian law. The accounting standards to be used by the company shall also, to the extent permitted under Romanian law, comply with generally accepted and internationally used accrual basis debit and credit accounting system.

17.3 Banks accounts

     The company may open bank accounts in Lei and in any other currency with any Romanian bank or authorised bank within Romania. The person(s) authorised validly to sign banking documents on behalf of the company are to be appointed by the Board of Directors.


ARTICLE 18 - AUDITORS

A specialist authorised to practice in Romania shall be hired, with the approval of the General Meeting, as auditor of the company to review all evidence, accounting books, report forms and accounting files of the company. A second specialist, meeting the same requirements, shall be hired (also with the General Meeting's approval) to act as alternate to such auditor.

The auditor shall keep the Board of Directors informed as to any irregularities or infringements of legal or corporate requirements it has uncovered during its review. The auditor shall be obliged to bring to the notice of the General Meeting the most serious cases of default.

The Chairman of the Board of Directors shall give proper notice to the auditor of the convening of each General Meeting. Where the auditors have been so duly notified, their absence from a General Meeting shall not render such meeting invalid.



                                    CHAPTER V
                DISSOLUTION - LIQUIDATION - MERGER - ARBITRATION


ARTICLE 19 - DISSOLUTION

ARTICLES OF ASSOCIATION
                                                                             18.

The company's dissolution shall take place on the occurrence of any of the following:

     (a) impossibility for the company either to commence or continue performance of its objects;

     (b) the passing of a resolution by the General Meeting to dissolve the company;

     (c)  the insolvency or bankruptcy of the company; or

     (d) the amount of the share capital falling beneath the minimum required by Romanian law unless the shareholders decide to increase the share capital.

The dissolution of the company shall be registered and published in the Monitorul Official in accordance with Romanian law. Any such dissolution shall become effective, with regard to third parties, thirty (30) days after such publication.

The company shall be liquidated on its dissolution. The liquidation shall be carried out by one or more liquidators appointed unanimously by the shareholders or, failing unanimity, by the competent court on the request of any shareholder or member of the Board of Directors.

Liquidation is carried out in accordance with Romanian law. The entry "company in liquidation" and the name of the liquidator or liquidators, shall appear on all papers and documents issued by the company.

The net proceeds of liquidation shall firstly be used to refund the amount of any of the company's shares which have not been refunded. The balance shall be distributed among the shareholders in proportion to their holding of paid up share capital prior to the liquidation


ARTICLE 20 - NOTICES

Except as otherwise provided in these Articles of Association, all notices required or permitted to be given pursuant or in reference to these Articles of Association shall be in writing and shall be valid and sufficient if sent by registered airmail, or facsimile (confirmed by mail), addressed as follows:

     - to the company by the shareholders: to the company's registered office or such other address as may be notified by the Executive Manager

     - to the shareholders by the company or by one of the shareholders: to the address of such shareholder(s) as entered in the share register.

Notices given as herein provided shall be considered to have been given seven
(7) days after the sending thereof.


ARTICLE 21 - ARBITRATION

ARTICLES OF ASSOCIATION
                                                                             19.

The shareholders and the company shall seek to resolve by amicable settlement any dispute arising between them in relation to these Articles of Association.

In the event of a failure to reach an amicable settlement, any shareholder or the company may refer the dispute to arbitration for final settlement under the rules of conciliation and arbitration of the International Chamber of Commerce, Paris, by one or more arbitrators appointed in accordance with the said rules. Any such arbitration shall be held in Geneva and shall be subject to the Swiss Code of Obligations to the extent that the status of the company is not concerned. In this case, Romanian law shall apply. All proceedings shall be in the English language.


ARTICLE 22 - REGISTRATION OF THE COMPANY

The shareholders hereby authorise Mrs. Petrovici Liana or Mr. Dascalu Ion, to take all steps necessary or appropriate for the proper registration of the Company with the Commercial Registry of Bucharest.

The Articles of Association are executed in the number of copies required by Romanian law.

All the copies have the same legal value.




Executed at [_______________], on [_____ date to be determined being between the official announcement by the Ministry of the award of the Licence to the company and the following 15 days ______]

Nota:     Signed by the parties on 26/9/96 to indicate their willingness to execute the articles as a binding document between the date of the official announcement of the award of the Licence to the consortium and the following 15 days

ARTICLES OF ASSOCIATION
                                                                             20.


FRANCE TELECOM MOBILES INTERNATIONAL:
[___ or Substituted Entity pursuant to Clause 3.2 of the General Agreement ___]:

Signature: __________________________
Name.
Title:



TOMEN TELECOM PROJECT (ROMANIA) CO SRL:

Signature: __________________________
Name:
Title:



ALCATEL NETWORK SYSTEMS ROMANIA SA:

Signature: __________________________
Name:
Title:



MBL COMPUTERS SRL (trading as Computerland):

Signature: __________________________
Name:
Title:



RADCOM SRL:

Signature: __________________________
Name:
Title:



MEDIACOM 95 SRL:

Signature: __________________________
Name:
Title:

ARTICLES OF ASSOCIATION
                                                                             21.

UNIMEDIA:

Signature: __________________________
Name:
Title:

ARTICLES OF ASSOCIATION
                                                                             22.


                                     ANNEX 1


                                 COMPANY'S LOGO